Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-44922, 333-88360, 333-112738, 333-117058 and 333-143945) of GTSI Corp. of our report dated March 29, 2012 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

March 29, 2012